Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-162989 on Form S-8 of our report dated June 25, 2024, appearing in this Annual Report on Form 11-K of the Edison 401(k) Savings Plan for the year ended December 31, 2023.

/s/ Weaver and Tidwell, L.L.P.
WEAVER AND TIDWELL, L.L.P.

Houston, Texas
June 25, 2024